Transaction Summary

ConocoPhillips
A New International Major

November 18, 2001

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This presentation contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this presentation include statements about future financial and operating results and the proposed Conoco/Phillips merger. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Conoco or Phillips expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that Conoco's and Phillips' businesses will not be integrated successfully; costs related to the proposed merger; failure of the Conoco or Phillips stockholders to approve the proposed merger; and other economic, business, competitive and/or regulatory factors affecting Conoco's and Phillips' businesses generally as set forth in Conoco's and Phillips' filings with the SEC, including their Annual Reports on Form 10-K for the fiscal year ended 2000, especially in the Management's Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Conoco and Phillips are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

Transaction Summary

- Phillips and Conoco to combine as merger of equals in a $35 billion tax-free transaction [1]
- New parent company – ConocoPhillips
- ConocoPhillips stock exchanged
  - 0.4677 for each Conoco share
  - 1 for each Phillips share
- Conoco's CEO Archie Dunham to be Chairman and Phillips' CEO Jim Mulva to be President and CEO of ConocoPhillips
- Headquartered in Houston, Texas
- Transaction accretive for EPS and cash flow
  - Estimated recurring synergies of $750 MM
- Closing expected in second half of 2002

[1] Based on 11/16/01 closing price of $24.30 for Conoco and $51.82 for Phillips

Merger of Equals

- Conoco Inc.
  - International, integrated energy company
  - Operations in 40 countries
  - Corporate headquarters Houston, Texas
  - 20,000 employees and $27.8 billion in assets*

- Phillips Petroleum Company
  - Integrated petroleum company with interests around the world
  - Corporate headquarters Bartlesville, Oklahoma
  - 38,500 employees and $35.4 billion in assets*

* *As of September 30, 2001*

Step Change in Reserves . . .


BBOE
25
20
15
10
5
0
20.7
19.1
15.0
11.6
10.4
8.7
6.7
5.0
4.8
3.7
2.3
1.3
XOM
RD
BP
CVX
TOTF
COC/P
ENI
P
REP
COC
OXY
MRO
Other 4%
Asia 7%
Ven 16%
N.A. 52%
N.Sea 21%
ConocoPhillips
Oil: 67%
Gas: 33%

Year end 2000 pro forma company estimates

. . . and Production


Gas
38%
Oil
62%
ConocoPhillips
MMBOED
5
4
3
2
1
0
4.3
3.6
3.2
2.8
2.2
1.7
1.2
1.0
0.9
0.8
0.5
0.4
XOM
RD
BP
CVX
TOTF
COC/P
ENI
REP
COC
P
OXY
MRO

2001 pro forma company estimates

Refining Capacity


U.S. Refining Capacity (MBPD)
COC/P
2,227
XOM
1,950
VLO/UDS
1,690
RD
1,580
BP
1,540
CVX
1,040
0
1,000
2,000


Worldwide Refining Capacity (MBPD)
XOM
5,580
RD
4,230
CVX
2,850
BP
2,790
COC/P
2,668
TOTF
2,540
0
2,000
4,000
6,000

2001 pro forma company estimates

Legacy Positions


Non-OECD 14%
OECD 86%


North America
Reserves 4.4
Production 970
North Sea
Reserves 1.8
Production 500
Venezuela
Reserves 1.4
Production 55
Asia
Reserves 0.7
Production 85

Reserves in BBOE
Production in MBOED

2002 Pro Forma Financials*

YE 2002 ($Billions)	Conoco	Phillips	Pro Forma
Net Income	1.4	1.8	3.4
Cash Flow from Operations	3.2	4.1	7.8
Total Assets	27.7	37.5	76.0
Debt	9.3	8.0	17.3
Equity (incl. preferred)	8.0	16.6	33.6
Debt/Capital (%)	53.8	32.5	34.0

**Based on First Call analyst estimates with purchase accounting and full year synergies*
Assumes only asset sales announced to date

Additional Information

In connection with the proposed Conoco/Phillips merger, Conoco, Phillips and CorvettePorsche Corp. (which will be renamed ConocoPhillips in connection with the proposed merger) will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Conoco and Phillips with the SEC at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus (when it is available) and these other documents may also be obtained for free from Conoco or Phillips by calling Conoco at 281-293-6800, and through Conoco's web site at www.conoco.com, or by calling Phillips at 918-661-3700, and through Phillips' web site at www.phillips66.com. Conoco, Phillips and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Conoco's stockholders in connection with the proposed Conoco/Phillips merger is set forth in Conoco's proxy statement for a special meeting of stockholders, dated August 8, 2001 and filed with the SEC on August 3, 2001, and information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Phillips' stockholders in connection with the proposed Conoco/Phillips merger is set forth in Phillips' proxy statement for its 2001 annual meeting, dated March 29, 2001 and filed with the SEC on March 29, 2001. Additional information will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.